UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 4, 2013

Home Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34190	71-1051785
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 237-1960

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On November 4, 2013, Home Bancorp, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Britton & Koontz Capital Corp., a Mississippi corporation. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Home Bancorp will acquire Britton & Koontz Capital Corp. through a reverse merger of a newly created, wholly-owned subsidiary of Home Bancorp into Britton & Koontz Capital Corp. (the “Merger”). Immediately after the first merger, Britton & Koontz Capital Corp. will merge with and into Home Bancorp, with Home Bancorp being the surviving corporation. Promptly following the completion of the holding company merger, Britton & Koontz Bank, N.A., a national banking association and wholly-owned subsidiary of Britton & Koontz Capital Corp., will merge into Home Bank, a federal savings bank and wholly-owned subsidiary of Home Bancorp, with Home Bank surviving the merger. Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Boards of Directors of Home Bancorp and Britton & Koontz Capital Corp., upon completion of the Merger, shareholders of Britton & Koontz Capital Corp. will receive $16.14 in cash for each outstanding share of Britton & Koontz Capital Corp. common stock.

The Merger Agreement contains customary representations and warranties from both Home Bancorp and Britton & Koontz Capital Corp., and each have agreed to customary covenants, including, among others, covenants relating to: (1) the conduct of Britton & Koontz Capital Corp.’s business during the interim period between the execution of the Merger Agreement and the completion of the Merger; (2) Britton & Koontz Capital Corp.’s obligation to convene and hold a meeting of its shareholders to consider and vote upon the approval of the Merger, the Merger Agreement and the other transactions contemplated by it; and (3) subject to certain exceptions, the recommendation by the Board of Directors of Britton & Koontz Capital Corp. in favor of the approval by its shareholders of the Merger, the Merger Agreement and the other transactions contemplated it. Britton & Koontz Capital Corp. has also agreed not to (1) solicit proposals relating to alternative business combination transactions or (2) subject to certain exceptions, enter into any discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

Concurrently with the execution of the Merger Agreement, the directors of Britton & Koontz Capital Corp., in their respective capacities as shareholders of the company, entered into agreements with Home Bancorp under which they agreed to vote their shares of Britton & Koontz Capital Corp. in favor of the Merger and to take certain other actions that would support the completion of the Merger.

Completion of the Merger is subject to certain customary conditions, including, among others, (1) approval of the Merger Agreement by Britton & Koontz Capital Corp.’s shareholders; (2) receipt of required regulatory approvals; and (3) the absence of any injunction, order or other legal restraint prohibiting the completion of the Merger. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (2) performance in all material respects by the other party of its obligations under the Merger Agreement.  Subject to the receipt of all required approvals and the satisfaction of all other conditions, the merger is expected to be completed in the first quarter of 2014.

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The Merger Agreement contains certain termination rights for Home Bancorp and Britton & Koontz Capital Corp., as the case may be, applicable in the following circumstances:  (1) mutual written consent of the parties; (2) if the Merger has not been completed by July 31, 2014, but only if the failure to complete the Merger is not due to the failure of the terminating party to comply with the Merger Agreement; (3) a final, non-appealable denial of required regulatory approvals or a final, non-appealable injunction prohibiting the transactions contemplated by the Merger Agreement; (4) the failure of Britton & Koontz Capital Corp.’s shareholders to approve the Merger Agreement and the contemplated transactions by the required vote; (5) a breach of the Merger Agreement by the other party that is not or cannot be cured or is not waived by the earlier of July 31, 2014 or 30 days after notice of such breach, if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (6) the recommendation, approval or adoption by Britton & Koontz Capital Corp. of an alternative business combination transaction, a material breach of Britton & Koontz Capital Corp.’s non-solicitation obligations under the Merger Agreement, a material breach of Britton & Koontz Capital Corp.’s obligation to call, give notice of, convene and hold its shareholders’ meeting or a failure by Britton & Koontz Capital Corp.’s Board of Directors to recommend the Merger to its shareholders; and (7) if a tender or exchange offer for 20% or more of the outstanding shares Britton & Koontz Capital Corp.’s common stock is commenced (other than by Home Bancorp or a subsidiary thereof) and Britton & Koontz Capital Corp.’s Board of Directors recommends that its shareholders tender their shares or otherwise fails to recommend that their shareholders reject such offer within a 10 business day period. In addition, the Merger Agreement provides that, upon termination of the Merger Agreement in certain circumstances, Britton & Koontz Capital Corp. may be required to pay Home Bancorp a termination fee of $1.5 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report, by reference.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements regarding the transaction are based upon currently available information.

Actual results could differ materially from those indicated in forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to: the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transaction may need to be modified to obtain such approvals or satisfy such conditions; the anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest rates, laws and regulations and their enforcement, and the degree of competition in our markets; the ability to promptly and effectively integrate the businesses of the companies; the reaction of the companies' customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; and competitive conditions.

Home Bancorp’s Annual Report on Form 10-K and other reports filed with the SEC describe some additional factors which could cause actual conditions, events or results to differ significantly from those described in forward-looking statements.

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Forward-looking statements speak only as of the date they are made. Copies of the Home Bancorp’s reports filed with the SEC are available in the Investor Relations section of the Company’s website, www.home24bank.com. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

ITEM 8.01	Other Events

On November 5, 2013, Home Bancorp, Inc. and Britton & Koontz Capital Corp. issued a press release announcing that they had entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

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ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 4, 2013, between Home Bancorp, Inc. and Britton & Koontz Capital Corp. (The schedules to the Agreement and Plan of Merger have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon its request.)

99.1	Press Release, dated November 5, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME BANCORP, INC.

Date: November 5, 2013	By:	/s/ John W. Bordelon
John W. Bordelon
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 4, 2013, between Home Bancorp, Inc. and Britton & Koontz Capital Corp.

99.1	Press Release, dated November 5, 2013